Exhibit 10.4

Agreement to Change Loan Repayment

Creditor Han Seongik “The Former” and debtor Glaam Co., Ltd. “The Latter” agree to change the loan repayment date as follows.

- As follows -

1. Amount of debt: KRW 300 million (KRW 300,000,000)

2. Repayment date: December 29, 2023

3. Interest rate: 1% per month

December 4, 2023

Creditor (The Former)	Address: Resident registration number: Name:	#102-1401, 90, Saimdang-ro 17-gil, Seocho-gu, Seoul 590212-1018329 /s/ Han Seongik
Debtor (The Latter)	Address: Business registration number: Company:	298-42, Cheongbukjungang-ro, Chungbuk-eup, Pyeongtaek-si, Gyeonggi-do 211-87-65996 /s/ Glaam Co., Ltd. CEO Kim Kyungrae